Exhibit (1)(a)(i)

Resolution of the Board of Directors authorizing the change in name of The Life Insurance Company of Virginia to GE Life and Annuity Assurance Company and Life of Virginia Separate Account II to GE Life & Annuity Separate Account II.

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                         UNANIMOUS WRITTEN CONSENT OF
                           THE BOARD OF DIRECTORS OF
                     GE LIFE AND ANNUITY ASSURANCE COMPANY

     The undersigned being all of the members of the Board of Directors of GE Life and Annuity Assurance Company (formerly known as The Life Insurance Company of Virginia), a Virginia corporation, in lieu of a meeting for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

     BE IT RESOLVED, That the Board of Directors of GE Life and Annuity Assurance Company ("Company"), pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, hereby rename Life of Virginia Separate Account II, and that this separate account shall now be designated as "GE Life & Annuity Separate Account II" (hereinafter "Separate Account II") for the following use and purposes, and subject to such conditions as hereinafter set forth:

     FURTHER RESOLVED, That Separate Account II is established for the purpose of providing for the issuance by the Company of variable flexible premium adjustable life insurance policies ("Policies"), or other insurance contracts, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Policies; the form of such Policies shall be kept on file in the Secretary's office; and

     FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Separate Account II shall, in accordance with the Policies, be credited to or charged against such account without regard to other income, gains or losses of the Company; and

     FURTHER RESOLVED, That Separate Account II shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account II shall invest in the shares of a designated mutual fund portfolio, unit investment trust, managed separate account and/or other portfolios, and net premiums under the Policies shall be allocated to the eligible Portfolios set forth in the Policies in accordance with the instructions received from owners of the Policies; and

     FURTHER RESOLVED, That the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account II as it may hereafter deem necessary or appropriate; and

     FURTHER RESOLVED, That the President, any Senior Vice President, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Separate Account II or in any Investment Subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement or Separate Account II's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

     FURTHER RESOLVED, That the President, any Senior Vice President, any Vice President, or the Treasurer, and each of them with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the company's general account and Separate Account II as deemed necessary or appropriate and consistent with the terms of the Policies; and

     FURTHER RESOLVED, That the Board of Directors of the Company reserves the right to change the designation of Separate Account II hereafter to such other designation as it may deem necessary or appropriate; and

     FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account II as a unit investment trust under the

Investment Company Act of 1940, as amended; (b) Register the Policies in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and
(c) Take all other actions which are necessary in connection with the offering of said Policies for sale and the operation of Separate Account II in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate; and

     FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account II, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Policies, and any and all amendments to the foregoing on behalf of Separate Account II and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal accounting officer and/or any other officer of the Company; and

     FURTHER RESOLVED, That Patricia L. Dysart, Assistant Vice President and Associate General Counsel, and Stephen E. Roth, Esquire, are duly appointed as agents for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

     FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them with full power to act without the others, hereby is severally authorized on behalf of Separate Account II and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the policies, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service or process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests or Separate Account II and the Company,

     FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Separate Account II and the Company to execute and file irrevocable written consents on the part of Separate Account II and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Policies and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account II and of the Company for the purpose of receiving and accepting process; and

     FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and hereby is severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of th Policies with respect to securities owned by Separate Account II; and

     FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Capital Brokerage Corporation ("Capital Brokerage") or other qualified entity under which Capital Brokerage or such other entity will be appointed principal underwriter and distributor for the Policies and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account II and the design, issuance, and administration of the Policies.

     FURTHER RESOLVED, That because it is expected that Separate Account II will invest in the securities issued by a specific mutual fund corporation registered under the Investment Company Act of 1940, the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made.

     FURTHER RESOLVED, That the President, any Senior Vice President or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

     FURTHER RESOLVED, THAT THESE RESOLUTIONS SHALL TAKE EFFECT AS OF JANUARY 1, 1999.



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

/s/ ROBERT D. CHINN                           /s/ RONALD V. DOLAN
----------------------------------------      ----------------------------------
ROBERT D. CHINN                               RONALD V. DOLAN

/s/ SELWYN L. FLOURNOY, JR.                   /s/ VICTOR C. MOSES
----------------------------------------      ----------------------------------
SELWYN L. FLOURNOY, JR.                       VICTOR C. MOSES

/s/ PAMELA S. SCHUTZ                          /s/ GEOFFREY S. STIFF
----------------------------------------      ----------------------------------
PAMELA S. SCHUTZ                              GEOFFREY S. STIFF

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